CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the captions "Financial Highlights", "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" and to the use of our report dated December 21, 2007, which is incorporated by reference in this Registration Statement (Form N-1A Nos. 033-07812 and 811-04791) of AllianceBernstein Municipal Income Fund, Inc. (comprising, respectively, the National, Insured National, New York, California and Insured California Portfolios).




                                                      ERNST & YOUNG LLP


New York, New York
January 25, 2008